UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Pixelworks, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2005

The 2005 Annual Meeting of the Shareholders of Pixelworks, Inc. will be held on Tuesday, May 24, 2005 at 2:00 p.m. Pacific Time at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, to conduct the following items of business:

1.	To elect five Directors to serve for the following year or until their successors are elected;

2.	To amend Pixelworks’ 1997 Stock Incentive Plan to prohibit repricing of options without shareholder approval;

3.	To amend Pixelworks’ 1997 Stock Incentive Plan to increase the number of shares available for grant under the plan;

4.	To ratify the appointment of KPMG LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year; and

5.	To transact any other business that properly comes before the meeting.

Shareholders who owned shares of our stock at the close of business on Friday, March 25, 2005 are entitled to receive notice of, attend and vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. For specific voting instructions, please refer to the information provided with your proxy card and in this proxy statement. You may attend the meeting in person even if you send in your proxy. Retention of the proxy is not necessary for admission to or identification at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Allen H. Alley
Chairman of the Board, President and
Chief Executive Officer

Tualatin, Oregon
April 11, 2005

PIXELWORKS, INC.
8100 SW Nyberg Road
Tualatin, Oregon 97062

PROXY STATEMENT
2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2005

THE MEETING

Purpose, Date, Time and Place Information

The enclosed proxy is solicited on behalf of the Board of Directors of Pixelworks, Inc. (“Pixelworks” or the “Company”), an Oregon corporation. This proxy is for use at Pixelworks’ 2005 Annual Meeting of Shareholders (the “Annual Meeting”) or any postponement or adjournment of that meeting. The meeting will be held at 2:00 p.m. Pacific Time, on Tuesday, May 24, 2005, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the proxy, which are accompanied by a copy of our 2004 Annual Report, are being first mailed or otherwise delivered to shareholders on or about April 22, 2005. Shareholders who owned Pixelworks’ common stock at the close of business on March 25, 2005 are entitled to receive notice of, attend and vote at the meeting. On March 25, 2005, there were 47,086,065 shares of Pixelworks’ common stock issued and outstanding.

Voting and Revocability of Proxy

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy. In the absence of voting instructions, the shares will be voted:

•	For the nominees for Director listed in these materials and on the proxy;

•	For the adoption of the amendment to the 1997 Stock Incentive Plan to prohibit repricing of options without shareholder approval;

•	For the adoption of the amendment to the 1997 Stock Incentive Plan to increase the number of shares available for grant; and

•	For the ratification of KPMG LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year.

Pursuant to NASDAQ rules, a broker may not vote on the adoption of, or material amendment to, an equity compensation plan without instruction from the beneficial owner of the shares. With respect to each equity compensation plan proposal to be voted upon, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists for approval of the proposal.

The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy will be voted upon such matters as determined by a majority of the Board of Directors.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the Annual Meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited by Directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally or by mail, e-mail, facsimile, telephone or messenger. The Company will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse these fiduciaries, custodians and brokerage houses for their reasonable expenses incurred in connection with that request.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Record Date

The Board of Directors has fixed the close of business on March 25, 2005 as the record date for the determination of the shareholders entitled to receive notice of, attend and vote at the Annual Meeting. Accordingly, only the holders of record of shares of Common Stock at the close of business on March 25, 2005 will be entitled to vote at the Annual Meeting, with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 263 shareholders of record and 47,086,065 shares of common stock then outstanding. The 47,086,065 shares of common stock outstanding includes 635,074 shares of common stock issuable upon the exchange of exchangeable shares of our Canadian subsidiary, Jaldi Semiconductor Corporation (“Jaldi”). These exchangeable shares, which were issued to former shareholders of Jaldi upon our acquisition of Jaldi, are intended to have characteristics essentially equivalent to our common stock, including the same voting rights as our common stock.

Beneficial Ownership

The following table sets forth certain information regarding the beneficial ownership as of March 25, 2005 of the Common Stock by (i) each person known by the Company to beneficially own more than 5 percent of the Common Stock, (ii) each Director and each Director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and Directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them. Unless otherwise indicated, the address of each holder is 8100 SW Nyberg Road, Tualatin, Oregon 97062.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Shares
Mazama Capital Management, Inc. One Southwest Columbia Street, Suite 1500 Portland, Oregon 97258	11,638,919	(2)	24.7%
Mac-Per-Wolf Company 310 South Michigan Avenue, Suite 2600 Chicago, Illinois 60604	2,410,131	(3)	5.1%
Capital Group International, Inc. 333 South Hope Street Los Angeles, California 90071	2,624,000	(4)	5.6%
Mark Christensen	—		*
Oliver D. Curme	130,467		*
C. Scott Gibson	26,510		*
Frank Gill	63,096		*
Steven J. Sharp	—		*
Bruce Walicek	—		*
Allen H. Alley	2,019,174		4.3%
Hans H. Olsen	352,806		*
Jeffrey B. Bouchard	140,779		*
Mark W. Fleischmann	219,517		*
Hongmin Zhang	297,707		*
Directors and Executive Officers as a Group (15 persons)	3,522,291		7.2%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to shares. Shares that a person or group has the right to acquire within 60 days after March 25, 2005 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group. The number of stock options that are exercisable within 60 days of March 25, 2005 are as follows: Mark Christensen, 0, Oliver D. Curme, 80,625, C. Scott Gibson, 26,510, Frank Gill, 47,813, Steven J. Sharp, 0, Bruce Walicek, 0, Allen H. Alley, 209,306, Hans H. Olsen, 252,806, Jeffrey B. Bouchard, 133,729, Marc W. Fleischmann, 218,875 and Hongmin Zhang, 288,508.
(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Mazama Capital Management, Inc. (“Mazama”) with the Securities and Exchange Commission on February 14, 2005. The Schedule 13G/A states that Mazama is the beneficial owner of 11,638,919 shares of Common Stock over which it has sole voting power over 6,421,050 shares and sole dispositive power over 11,638,919 shares.
(3)	This information as to beneficial ownership is based on a Schedule 13G filed by Mac-Per-Wolf Company (“Mac-Per-Wolf”) with the Securities and Exchange Commission on January 31, 2005. The Schedule 13G states that Mac-Per-Wolf is the beneficial owner of 2,410,131 shares of Common Stock over which it has sole voting power over 2,410,131 shares and sole dispositive power over 2,410,131 shares.

(4)	This information as to beneficial ownership is based on a Schedule 13G filed by Capital Group International, Inc. (“Capital Group International”) with the Securities and Exchange Commission on February 14, 2005. The Schedule 13G states that Capital Group International is the beneficial owner of 2,624,000 shares of Common Stock over which it has sole voting power over 1,703,100 shares and sole dispositive power over 2,624,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004, Pixelworks was provided consulting services by Bruce Walicek, who is a Director nominee. Fees for Mr. Walicek’s consulting services totaled $90,000 in 2004 and are estimated to total $37,500 in 2005. Consulting services provided by Mr. Walicek will be discontinued, if Mr. Walicek is elected to the Board.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board of Director Meetings

Regular meetings of our Board of Directors are generally held four times per year, and special meetings are scheduled as necessary. The Board held 9 meetings in 2004. No Director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the Director was a member during the year. A majority of our Directors attended the 2004 Annual Meeting.

The Board of Directors has adopted Corporate Governance Guidelines, which can be found on our website at www.pixelworks.com. Under our Corporate Governance Guidelines, Directors are expected to exercise their best judgment, to act in what they reasonably believe to be the best interests of the Company and its shareholders, including preparing for, attending and participating in meetings of the Board and committees of which the Director is a member. We have adopted a policy that requires a majority of Directors to attend the Annual Meeting.

Our independent Directors have met separately in executive session without any members of management present.

Standing Committees of the Board

Audit Committee. The Audit Committee has the authority and power to act on behalf of the Board of Directors with respect to the appointment of our independent registered public accounting firm and with respect to authorizing all audit and other activities performed for us by our independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee. The committee, among other matters, reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s audited financial statements, and the effectiveness of the accounting and financial controls of the Company. See “Report of the Audit Committee” below. The committee consists of C. Scott Gibson (chairman), Oliver D. Curme, Frank Gill and Steven J. Sharp, all of whom are independent Directors as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ. The committee met 6 times in 2004.

Compensation Committee. The Compensation Committee has the authority and power to act on behalf of the Board of Directors with respect to all matters relating to the employment of senior officers by the Company, including approval of compensation, benefits, incentives and employment contracts. See “Compensation Committee Report on Executive Compensation” below. The committee also administers the Company’s stock plans, senior management bonus program and other incentive programs. The Board has adopted a written charter for the Compensation Committee. The committee consists of Oliver D. Curme (chairman), C. Scott Gibson, Frank Gill and Steven J. Sharp, all of whom are independent Directors as defined by the applicable rules of NASDAQ. The committee met 4 times in 2004.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board of Directors, recommends to the Board the slate of Directors to be nominated by the Board at the annual shareholders meeting and recommends any Director to fill a vacancy on the Board. The Board has adopted a written charter for the Corporate Governance and Nominating Committee.

The committee will consider recommendations for nominees for Directorships submitted by shareholders. Shareholders desiring the committee to consider their recommendations for nominees should submit their recommendations, together with appropriate biographical information and qualifications, in writing to the committee, care of the Secretary of the Corporation at our principal executive offices.

The committee also recommends Directors to be appointed to committees of the Board (other than the committee itself). The committee consists of Steven J. Sharp (chairman), Oliver D. Curme, C. Scott Gibson and Frank Gill, all of whom are independent Directors as defined by the applicable rules of NASDAQ. The committee met 2 times in 2004.

The charters of the Board committees, as well as the Company’s Corporate Governance Guidelines can be found on our website at www.pixelworks.com.

Qualifications of Directors

When identifying Director nominees, the Corporate Governance and Nominating Committee will consider the following:

•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	independence from management;
•	existing commitments to other businesses;
•	potential conflicts of interest with other pursuits;
•	legal considerations such as antitrust issues;
•	corporate governance background;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•	executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership;
•	age, gender and ethnic background; and
•	the size and composition of the existing Board.

At a minimum, candidates must possess experience with businesses or organizations of comparable or greater size than the Company. Because the Board values diversity, qualifications and skills that are complementary to existing Board members are highly desirable.

Director Nomination Process

Our Director nomination process for new Board members is as follows:

•	The Corporate Governance and Nominating Committee, the Chairman of the Board and Chief Executive Officer, or other Board member identifies the need to add a new Board member that meets specific criteria or to fill a vacancy on the Board.
•	The Corporate Governance and Nominating Committee identifies qualified candidates by soliciting nominations from existing Board members and through nominations by shareholders.
•	The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of proposed nominees.
•	If candidates’ experience and qualifications are desirable, the Corporate Governance and Nominating Committee interviews and performs reference checks on candidates.
•	The Corporate Governance and Nominating Committee seeks full Board endorsement of the final candidate.

Director Compensation

During fiscal year 2004, members of our Board who were not officers of the Company received an option grant upon initial election of 50,000 shares and an additional grant of 12,500 shares upon annual re-election. In addition, non-employee Directors received an annual option grant of 5,000 shares for service on each committee. Options were granted with exercise prices equal to the fair market value of our common stock on the date of grant. Additionally, beginning in the second quarter of 2004, non-employee Directors received cash compensation as follows:

•	$3,000 per quarter for service on the Board;

•	$1,000 per quarter for service on the Audit Committee, with the exception of the Chairman of the Audit Committee, who received $2,500 per quarter;
•	$500 per quarter for service on the Compensation Committee, with the exception of the Chairman of the Compensation Committee, who received $1,000 per quarter; and
•	$500 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairman of the Corporate Governance and Nominating Committee who received $1,000 per quarter.

On March 4, 2005, the Company’s Board of Directors approved modifications to the terms of the compensation to be paid to the Company’s Directors. Effective January 1, 2005, members of our Board who are not officers of the Company will receive an option grant upon initial election of 40,000 shares and an option grant of 10,000 shares annually thereafter upon re-election. No additional options will be earned for service on any committee of the Board of Directors. Options will be granted with exercise prices equal to the fair market value of our common stock on the date of grant. Additionally, non-employee Directors will receive cash compensation as follows:

•	$5,000 per quarter for service on the Board;
•	$2,500 per quarter for service by the Lead Director or Non-Management Chairman;
•	$1,000 per quarter for service on the Audit Committee, with the exception of the Chairman of the Audit Committee, who will receive $3,500 per quarter;
•	$500 per quarter for service on the Compensation Committee, with the exception of the Chairman of the Compensation Committee, who will receive $1,000 per quarter; and
•	$500 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairman of the Corporate Governance and Nominating Committee who will receive $1,000 per quarter.

Communications with the Board

Shareholders or other interested parties can contact any Director or committee of the Board by writing to them at:

Pixelworks, Inc. Board of Directors 8100 SW Nyberg Road Tualatin, OR 97062

Board members may also be contacted via email at bod@pixelworks.com.

Communication received will be distributed to the full Board at the next regularly scheduled Board meeting, or sooner, if deemed necessary. Communication that is unduly hostile, threatening, illegal or similarly inappropriate, will be discarded and appropriate legal action will be taken.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Firm

The Audit Committee has appointed KPMG LLP, independent registered public accounting firm, as the Company’s auditor for the year ending December 31, 2005. KPMG LLP served as the Company’s auditor for the year ended December 31, 2004. Representatives of KPMG LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make a statement but will have the opportunity to make a statement if they wish.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves any engagement under which our independent registered public accounting firm provides audit services to the Company. The authority to pre-approve services may be delegated to one designated member of the committee. If a designated member does pre-approve services, the approval is reported to the full committee at its next regularly scheduled meeting.

During fiscal years 2004 and 2003, the Audit Committee pre-approved 100% of the audit and non-audit services provided by KPMG LLP.

Principal Accountant Fees and Services

Fees paid to KPMG LLP during 2004 and 2003 were comprised of the following:

	2004	2003
Audit Fees
Audits of consolidated financial statements	$275,000	$136,800
Interim reviews of quarterly financial statements	43,000	43,953
Reviews of registration statements	12,000	154,000
Comfort letter related to debt offering	73,000	—
Total audit fees	403,000	334,753
Audit-Related Fees
Internal controls compliance	37,900	—
Fees related to proposed strategic transactions	—	36,699
Total audit-related fees	37,900	36,699
Tax Fees
Tax compliance and preparation	46,197	102,040
Tax advice and research	—	64,275
Total tax fees	46,197	166,315
All Other Fees	—	—
Total	$487,097	$537,767

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Composition and Meetings. The Committee is comprised of four non-employee members of the Board, named below. After reviewing the qualifications of the members of the Committee and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that each member of the Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that C. Scott Gibson is an “audit committee financial expert” as defined by SEC rules. The Committee met a total of six times during 2004. The Committee met in executive session with the auditors four times and in executive session with management four times.

Responsibilities. The Committee operates under a written charter that has been adopted by the Board. The charter is reviewed at least annually for changes, as appropriate. The Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Committee has the responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm, and is directly responsible for the oversight of the work of the independent registered public accounting firm. The Committee’s charter clarifies that it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with U.S. generally accepted accounting principles (“GAAP”). Management is responsible for the Company’s financial reporting processes including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with GAAP. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. In performing the duties described below, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

The full text of the Committee’s charter, which describes the Committee’s duties in detail, is available on our website at www.pixelworks.com.

Review with Management and Independent Registered Public Accounting Firm. During 2004, and earlier this year in preparation for the filing with the SEC of our Annual Report on Form 10-K for the year ended December 31, 2004 (the “10-K”), the Committee:

1.	Reviewed and discussed with management and the Company’s independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the 10-K for the year ended December 31, 2004;

2.	Reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

3.	Met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company personnel; and

4.	Reviewed and discussed with the independent registered public accounting firm (a) their judgments as to the quality of the Company’s accounting policies, (b) the written communication required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and the independence of the auditors, and (c) the matters required to be discussed with the Committee under auditing standards generally accepted in the U.S., including Statement on Auditing Standards No. 61 Communication with Audit Committees.

Based on the reviews and discussions referred to in paragraphs 1–4 above, the undersigned Committee members recommended to the Board that the Board approve the inclusion of Pixelworks’ audited financial statements in the 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Appointment of Auditors. For the year ended December 31, 2004, the Committee appointed KPMG LLP to serve as auditors of the Company. The Committee recommends to shareholders that they ratify the appointment of KPMG LLP as Pixelworks’ independent registered public accounting firm for fiscal 2005.

Respectfully submitted,

C. Scott Gibson, Chairman
Oliver D. Curme
Frank Gill
Steven J. Sharp

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth, as of March 25, 2005, information as to the executive officers of the Company.

Name	Age	Position
Allen H. Alley	50	Chairman, President and Chief Executive Officer
Hans H. Olsen	56	Executive Vice President and Chief Operating Officer
Jeffrey B. Bouchard	44	Vice President, Finance, Chief Financial Officer and Secretary
Gang (Mark) Cui	44	Vice President and General Manager, China
Marc W. Fleischmann	37	Senior Vice President, Engineering
John Y. Lau	49	Vice President, Operations
Brett A. Monello	40	Vice President, Business Development
William D. Yavorsky	48	Vice President, Sales
Hongmin (Bob) Zhang	46	Vice President, Technology

ALLEN H. ALLEY co-founded Pixelworks and has served as President, Chief Executive Officer and Chairman since the Company’s inception. From 1992 to 1996, Mr. Alley served as the Vice President, Corporate Development, Engineering and Product Marketing for InFocus Corporation, a leading electronic display company. While at InFocus, Mr. Alley was also the co-CEO of a joint venture with Motorola, Inc. called Motif. From 1986 to 1992, Mr. Alley was a General Partner of Battery Ventures, a venture capital investment firm. From 1983 to 1986, Mr. Alley was the Director of Mechanical Computer Aided Engineering of Computervision Corporation, a computer-aided design software developer. From 1979 to 1983, Mr. Alley was a Lead Mechanical Engineer at Boeing Commercial Airplane Division. From 1976 to 1979, Mr. Alley served as a Product Design Engineer for the Ford Motor Company. Mr. Alley serves on the Board of Directors of Applied Films, Inc. (NASDAQ: AFCO). Additionally, Mr. Alley serves on the Board of the Oregon Museum of Science and Industry and is the Chairman of the Oregon Council of Knowledge and Economic Development. Mr. Alley holds a B.S. in Mechanical Engineering from Purdue University.

HANS H. OLSEN joined Pixelworks in July 1998 as Vice President, Operations. Mr. Olsen has served as Executive Vice President and Chief Operating Officer since January 2001. From 1997 to 1998, Mr. Olsen held the positions of Vice President, Graphics Marketing and Vice President, North American Sales at Trident Microsystems, a graphics controller semiconductor company. From 1996 to 1997, Mr. Olsen served as Vice President, Marketing at Paradigm Technology, Inc. which acquired IChips Corporation, a personal computer chipset and embedded memory technology provider, that he founded and was CEO of from 1993 to 1996. From 1982 to 1993, Mr. Olsen held the position of CEO of Electronic Designs, Inc., a semiconductor memory company he co-founded. From 1976 to 1982, Mr. Olsen held engineering and management positions at Christian Rovsing A/S in Copenhagen, Denmark. Mr. Olsen holds a B.S.E.E. from Copenhagen Technical University and a M.S.E.E. from the University of Copenhagen.

JEFFREY B. BOUCHARD has served as Vice President, Finance, Chief Financial Officer and Secretary of Pixelworks since December 1999. During 1999, Mr. Bouchard served as Chief Financial Officer at eVineyard, a start-up online retailer of premium wines. From 1993 to 1999, Mr. Bouchard held senior financial management positions at InFocus Corporation, including Director of Investor Relations and Treasury (1998 to 1999) and Director of Finance (1995 to 1998) where he was responsible for the company’s financial management and planning. From 1988 to 1992, Mr. Bouchard held a variety of senior financial positions including Worldwide Operations Financial Planning and Analysis Manager at Sun Microsystems, an enterprise network computing company. Prior to joining Sun Microsystems, Mr. Bouchard held finance and accounting positions at several high-technology companies from 1983 to 1988. Mr. Bouchard holds a B.S. in Business Administration-Finance from San Jose State University and an M.B.A. from Santa Clara University.

GANG (MARK) CUI joined Pixelworks in January 2002 as Chief Representative, China Operations as a result of the Company’s acquisition of nDSP Corporation. In October of 2003, Mr. Cui was promoted to Senior Director and General Manager, China. In July of 2004 Mr. Cui was promoted to Vice President and General Manager, China. While at nDSP Corporation, Mr. Cui held the position of General Manager. Prior to joining nDSP Corporation, Mr. Cui served as Senior Marketing Consultant at Ogivy & Mather Marketing Consultants in Beijing. From 1983

to 1997, Mr. Cui held various positions in the consumer electronics and international trading industries, including Marketing Director of a US-China joint venture in consumer electronics, Manager of Shipping for an international trading company, and was a Technician in the Air Force. Mr. Cui holds a B.S. in Mechanics from the University of Airforce Engineering and an M.B.A. from the University of Hull, UK.

MARC W. FLEISCHMANN joined Pixelworks in January 2002 as Vice President and General Manager of Media Processors. Mr. Fleischmann was promoted to Senior Vice President in March 2002. From 1998 to 2002, Mr. Fleischmann held various positions at Transmeta with his latest positions being Senior Director of Software and Corporate Program Manager. Prior to joining Transmeta, Mr. Fleischmann held various positions with Hewlett-Packard Laboratories from 1993 to 1998. Mr. Fleischmann holds an M.S. in Business Engineering from the University of Karlsruhe, Germany.

JOHN Y. LAU joined Pixelworks in January 1999 as Foundry Manager. Mr. Lau was promoted to Vice President, Operations in January 2001. From 1991 to 1999, Mr. Lau held various management positions in process and product engineering at Matsushita Semiconductor of America with his last position being Wafer Fab Production Manager. From 1989 to 1991, Mr. Lau held the position of Engineering Manager for the BICMOS product line at National Semiconductor. From 1979 to 1989, Mr. Lau held various engineering and engineering management positions at Texas Instruments. Mr. Lau holds a B.S.E.E. from the University of Arkansas and an M.S.E.E. from Texas Technical University.

BRETT A. MONELLO joined Pixelworks in November 2004 as Vice President, Business Development. From 2003 to 2004, Mr. Monello was the CEO of NaturalPoint, Inc., an optical motion-tracking systems developer. From 1999 to 2003, Mr. Monello served as the Senior Vice President of Operations, Vice President of Engineering, and Vice President of Marketing and Sales for Mobilian Corporation, a fabless semiconductor company which he founded and which was later acquired by Intel. From 1991 to 1999, Mr. Monello held various management positions at Silicon Graphics Computer Systems, including Director of Services Marketing and Director of Corporate Quality. From 1986 to 1989, Mr. Monello held various positions with TA Associates, a venture capital firm. Mr. Monello holds a B.A. from Stanford and an M.B.A. from Harvard Business School.

WILLIAM D. YAVORSKY joined Pixelworks in April of 2004 as Vice President, Sales. From 2000 to 2003, Mr. Yavorsky was Senior Vice President and General Manager at InFocus Corporation, a leading electronic display company. From 1996 to 2000, Mr. Yavorsky served as Vice President — Worldwide Sales at InFocus Corporation and from 1993 to 1996 he served as Director of International Sales. Prior to joining InFocus, Mr. Yavorsky held various positions with Tektronix and Xerox Corporation. Mr. Yavorsky holds a B.S. in Business Administration from Bowling Green State University and has completed executive education programs at Stanford University and the University of Virginia, Darden School of Business.

HONGMIN (BOB) ZHANG joined Pixelworks in January 2002 as Vice President, Technology as a result of the Company’s acquisition of nDSP Corporation. From 1998 to 2001, Mr. Zhang held the position of Chief Technical Officer of nDSP, which he co-founded in 1997. From 1993 to 1997 Mr. Zhang served as President of Aptronix Inc., a pioneer in fuzzy logic, and from 1989 to 1993 he served as Chief Technical Officer. From 1988 to 1989, Mr. Zhang held the position of Vice President of Research and Development at Apt Instruments, Ltd., which was renamed Aptronix Inc. From 1986 to 1988 Mr. Zhang held the position of Chief Scientist at Machine Intelligence Corp. in Beijing and served as an Editorial Board Member of the Journal of Fuzzy Systems and Mathematics. From 1985 to 1986, Mr. Zhang held the position of Research Scientist at the Air Force Institute of Engineering in Xian. Mr. Zhang registered 12 international patents on fuzzy logic and expert systems technologies and holds a Ph.D in Mathematics from Beijing Normal University, China.

Summary Executive Compensation Table

The following table sets forth all compensation paid to, earned by or awarded by the Company, with respect to the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers whose annual compensation exceeded $100,000 (collectively, the “Named Executive Officers”).

		Annual Compensation
Name and Position	Year	Salary	Bonus	Stock Options Granted (#)	All Other Compensation
Allen H. Alley	2004	$295,558	$210,500	100,000	$—
President and	2003	279,015	172,000	100,000	—
Chief Executive Officer	2002	265,358	45,000	100,000	—

Hans H. Olsen	2004	259,652	176,250	100,000	—
Executive Vice President and	2003	234,615	145,000	100,000	—
Chief Operating Officer	2002	221,272	31,000	200,000	—

Jeffrey B. Bouchard	2004	188,615	72,250	40,000	—
Vice President, Finance and	2003	176,599	60,000	50,000	—
Chief Financial Officer	2002	170,154	15,000	50,000	—

Marc W. Fleischmann	2004	204,846	47,250	40,000	—
Senior Vice President, Engineering	2003	197,801	38,500	25,000	—
	2002	174,654	60,000	250,000	—

Hongmin (Bob) Zhang	2004	204,971	45,000	—	—
Vice President, Technology	2003	185,348	59,195	150,000	—
	2002	171,533	100,000	281,000	—

Executive Officer Stock Option Grants in Last Fiscal Year

The following table sets forth information concerning the award of stock options to the Named Executive Officers during the year ended December 31, 2004:

	Number of Securities Underlying Options	Percent of Total Options Granted	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Granted (1)	in 2004	per Share	Date	5% ($)	10% ($)
Allen H. Alley	100,000	4%	$15.41	3/9/2014	$969,127	$ 2,455,957
Hans H. Olsen	100,000	4%	15.41	3/9/2014	969,127	2,455,957
Jeffrey B. Bouchard	40,000	2%	15.41	3/9/2014	387,651	982,383
Marc W. Fleischmann	40,000	2%	15.41	3/9/2014	387,651	982,383
Hongmin (Bob) Zhang	—	—	—	—	—	—

(1)	Options granted under the plans must generally be exercised while the individual is an employee, and within ten years from the date of grant. On the new hire vesting schedule, each option becomes exercisable at a rate of 25% on the first anniversary date of the grant and 2.083% on the last day of every month thereafter for a total of thirty-six additional increments, unless otherwise specified at the time of grant. On the merit vesting schedule, options become exercisable monthly for a period of four years, with 10% becoming exercisable in the first year, 20% becoming exercisable in the second year, 30% becoming exercisable in the third year and 40% becoming exercisable in the fourth year.
(2)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the common stock compounded annually for the ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the common stock will appreciate at any particular rate or at all in future years.

Executive Officer Option Exercises and Year-End Option Values

The following table indicates for each of the Named Executive Officers: (i) stock options exercised during the year ended December 31, 2004, including the value realized on the date of exercise, (ii) the number of securities underlying vested (exercisable) stock options and the number of shares underlying unvested (unexercisable) stock options as of December 31, 2004 and (iii) the value of vested and unvested “in-the-money” options as of December 31, 2004.

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (2)
	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Allen H. Alley	—	$—	177,916	205,834	$487,050	$263,900
Hans H. Olsen	—	—	210,416	277,084	265,800	620,200
Jeffrey B. Bouchard	45,000	699,685	118,770	93,959	426,128	131,950
Marc W. Fleischmann	—	—	193,124	121,876	28,275	65,975
Hongmin (Bob) Zhang	—	—	265,617	165,383	315,525	320,771

(1)	Based on the fair market value at the time of exercise less the applicable exercise price.
(2)	Based on the closing market value of $11.34 on December 31, 2004.

Pixelworks Change of Control Resolutions

The Board of Directors adopted resolutions on March 22, 2002, approving a change of control and severance program for executive officers and Directors. Under the terms of the resolutions, upon a change of control, we will accelerate the vesting schedule of the options held by the executive officer or Director that would have vested during the next twelve months according to the vesting schedule associated with such options. In addition, upon a change of control, and the termination of an executive officer, or a substantial change in the executive officer’s responsibilities within 3 months prior to or 12 months following the change of control, the terminated officer will be entitled to severance payments equal to six months of his base salary as in effect on the date of such termination and continuation of medical insurance benefits for a period of six months from the date of termination.

Bouchard Employment Agreement

In December 1999 we entered into an employment agreement with Jeffrey B. Bouchard, Vice President, Finance and Chief Financial Officer. In consideration for his services, we agreed to pay Mr. Bouchard an annual salary of $140,000, plus the Company’s standard employee benefits. In addition, we granted Mr. Bouchard options for 225,000 shares of common stock pursuant to the Company’s 1997 Stock Incentive Plan. If we terminate Mr. Bouchard’s employment without cause (which is defined as termination for other than committing a criminal, fraudulent or grossly negligent act, misappropriation of our assets or willful failure to perform his duties) then he is entitled to severance pay of three months salary. If we sell all of our assets or are merged into another company which is not under the control of our shareholders, then pursuant to Mr. Bouchard’s stock options, he is entitled to his options which have already vested as well as an automatic vesting of the options he would have been entitled to receive over the twelve months following a merger or sale. As a condition of his employment, Mr. Bouchard entered into our standard employee nondisclosure agreement pursuant to which he may not divulge any of our proprietary information other than as permitted as part of his employment with us.

Compensation Committee Report on Executive Compensation

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Composition and Meetings. The Committee is comprised of four non-employee members of the Board, named below. Consistent with the listing requirements of the NASDAQ, all four members of the Committee are independent from the Company. The Committee met four times during 2004.

Responsibilities. The Committee is responsible for assisting the Board in fulfilling its responsibilities with respect to compensation of our executive officers and oversight of our incentive and stock-based compensation plans. The Committee reviews the performance of executive officers, sets salary and bonus levels, and awards stock options to our executive officers. The Committee consults with independent compensation consultants and uses outside survey data to assist in determining executive compensation. The Committee has the authority to determine the scope of any consultant’s services and compensation, and retains the right to terminate a consultant’s contract at any time.

The Committee operates under a written charter that has been adopted by the Board. The charter is available on our website at www.pixelworks.com.

Compensation Philosophy. The objectives of the Committee are to correlate executive compensation with our business objectives and performance and to enable us to attract, retain and reward executive officers that contribute to our long-term success.

Executive compensation is based on several general principles, which are summarized below:

•	Provide competitive total compensation that allows us to attract and retain key executives.

•	Link compensation to individual and corporate performance.

•	Align the interests of executives with the long-term interest of shareholders through stock ownership opportunities in the form of stock options.

•	Reward performance.

Compensation Components. The primary components of our executive officer compensation program are base salaries, bonuses and stock options.

Base Salaries. Base salaries for executive officers are established after a review of salaries for similar positions requiring similar qualifications within the industry. In determining executive officer salaries, the Committee considers recommendations from management and the executive’s experience, job responsibilities and performance. No specific weight is attached to any of these factors in establishing base salaries. For fiscal 2005 and future years, the Committee will continue to establish base salary levels for executive officers that are competitive with those established by companies of comparable size within the industry.

Bonuses. For 2004, the Committee established a Senior Management Bonus Plan under which executive officers were granted bonuses. Bonus amounts were based on attainment of planned levels of revenue, pro forma operating income, net income in accordance with U.S. generally accepted accounting principles, and attainment of specific operational goals. If goals were not attained, bonuses were reduced proportionally. Additionally, the Committee had the authority to increase or decrease individual bonuses based on qualitative factors. The bonuses were paid during the first quarter of 2005. The Committee has also established a Senior Management Bonus Plan for fiscal 2005. Bonus amounts will be based on attainment of planned levels of revenue and pro forma operating income, as well as specific operational goals. If goals are not attained, bonuses will be reduced proportionally. Additionally, the Committee may increase or decrease individual bonuses based on qualitative factors. Bonuses will be paid during the first quarter of 2006.

Stock Options. The long-term, performance-based compensation of executive officers takes the form of stock option awards under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”), which is designed to align a significant portion of an executive officer’s compensation with the long-term interests of shareholders. The 1997 Plan permits the granting of several types of stock-based awards. The Committee believes that equity ownership provides significant motivation to executive officers to maximize value for our shareholders since stock options are granted with exercise prices equal to the current market price of the Company’s stock and will only have value if our stock price increases over the exercise price. The Committee determines the size and frequency of option grants based upon the relative position and responsibilities of each executive officer, expected contributions of each executive officer to the Company and previous option grants to such executive officer.

In 2004, the Committee determined that each of our executive officers should receive option grants. Out of a total of 2,595,005 options granted to employees under our 1997 Stock Incentive Plan and our 2001 Non-qualified Plan in 2004, executive officers received grants for 730,000 shares, or approximately 28% of the total options granted to employees under the plans.

Compensation of Chief Executive Officer. The Committee set Mr. Alley’s compensation for the year ended December 31, 2004. The same criteria that the Committee used to set compensation for other executive officers was used to establish Mr. Alley’s compensation. In addition, the Committee considered compensation of other executives of Mr. Alley’s level of experience and recognized his individual performance and importance to the Company’s performance. In February 2004 the Committee set Mr. Alley’s 2004 base salary at $295,000. In addition to his base salary, Mr. Alley was eligible to participate in the Senior Management Bonus Plan. Mr. Alley’s bonus was targeted at 100% of his base salary. Mr. Alley was also granted an option to acquire 100,000 shares of common stock on March 9, 2004 at an exercise price of $15.41 per share, which was the fair market value of the stock on the date of grant. The option has a ten-year term and vests over a four-year period with 10% vesting between March 2004 and February 2005, 20% vesting between March 2005 and February 2006, 30% vesting between March 2006 and February 2007 and 40% vesting between March 2007 and February 2008.

In March 2005, the Committee again reviewed Mr. Alley’s performance and determined that Mr. Alley should receive a bonus of $210,500 based on the criteria of the Senior Management Bonus Plan. The bonus represented approximately 71% of Mr. Alley’s base salary. The Committee also increased Mr. Alley’s base salary to $306,800 and 2005 target bonus to $306,800, which represents 100% of his 2005 base salary. Mr. Alley was also granted an option to acquire 100,000 shares of common stock on March 4, 2005 at an exercise price of $9.48 per share, which was the fair market value of the stock on the date of the grant. This option has a ten-year term and vests over a four-year period, with 10% vesting between March 2005 and March 2006, 20% vesting between March 2006 and March 2007, 30% vesting between March 2007 and March 2008 and 40% vesting between March 2008 and March 2009.

The Committee will continue to monitor Mr. Alley’s compensation level in light of his performance and the compensation levels of executives at comparable companies.

Tax Deductibility of Executive Compensation. The cash compensation to be paid to the Company’s executive officers for fiscal 2005 is not expected to exceed the per officer $1.0 million tax deductibility limit of such compensation under the Internal Revenue Code. All of the stock options granted to our executive officers qualify under Section 162(m) as performance-based compensation and, therefore, will not be subject to the $1.0 million limitation.

Respectfully submitted,

Oliver D. Curme, Chairman
C. Scott Gibson
Frank Gill
Steven J. Sharp

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (2)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Issuance Under Compensation Plans (Excluding Securities in First Column) (3)
Equity Compensation Plans Approved by Shareholders (1)	4,019,724	$12.14	4,156,634

Equity Compensation Plans Not Approved by Shareholders (4)	3,505,411	11.04	215

Total	7,525,135	$11.63	4,156,849

(1)	Consists of the Company’s 1997 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (the “ESPP”).
(2)	Excludes purchase rights under the ESPP, which has a shareholder-approved reserve of 1,500,000 shares at December 31, 2004. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the common stock on the offering date or (ii) the fair market value on the semi-annual purchase date.
(3)	Includes shares available for future issuance under the ESPP. As of December 31, 2004, an aggregate of 848,742 shares of common stock were available for issuance under the ESPP.
(4)	Consists of the Company’s 2001 Nonqualified Stock Option Plan, which allows for option grants to employees and consultants (not officers and Directors) of the Company.

PERFORMANCE GRAPH

Set forth below is a graph that compares the cumulative total shareholder return on our common stock with the cumulative total return on the NASDAQ Stock Market U.S. Index and the NASDAQ Electronics Components Index over the period indicated (assuming the investment of $100 in our common stock on May 19, 2000, the date of our initial public offering). In accordance with guidelines of the SEC, the shareholder return for each entity in the peer group index have been weighted on the basis of market capitalization.

COMPARISON OF MONTHLY CUMULATIVE TOTAL RETURN
AMONG PIXELWORKS, INC., THE NASDAQ STOCK MARKET U.S. INDEX AND THE NASDAQ ELECTRONICS COMPONENTS INDEX

ELECTION OF DIRECTORS
(Proposal No. 1)

The Directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for Director at the Annual Meeting become unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

Our articles of incorporation, as amended, currently provide that if the number of Directors is fixed at eight or more, the Directors will be divided into three classes and, after a transitional period, will serve for terms of three years, with one class being elected by the shareholders each year. Currently the number of Directors is fixed at five.

If a quorum is present, the Company’s bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

The following table briefly describes the Company’s nominees for Directors.

Name	Age	Has been a Director since
Allen H. Alley	50	1997
Mark Christensen	46	—
C. Scott Gibson	52	2002
Frank Gill	61	1998
Bruce Walicek	48	—

ALLEN H. ALLEY Information concerning the principal occupation of Mr. Alley is set forth under “Information About Our Executive Officers.”

MARK CHRISTENSEN is standing for election to the Board of Directors of Pixelworks for the first time in 2005. From 1982 to 2005, Mr. Christensen was employed at Intel Corporation in a variety of engineering, management, Director and vice president positions, with his last position being Corporate Vice President and Director of Communications Sectors for Intel Capital. In that position, Mr. Christensen was responsible for managing Intel Capital’s investments in Mobile devices and Communications Infrastructure. In 2005, Mr. Christensen founded Global Capital Management, LLC, a consulting company for technology startup companies. Mr. Christensen is a charter member of Oregon State University’s Academy of Distinguished Engineers and has been awarded their Council of Outstanding Early Career Engineers Award. Mr. Christensen holds a B.S. in Industrial Engineering from Oregon State University and an M.B.A. from the University of Oregon.

C. SCOTT GIBSON has served as a Director of Pixelworks since May 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been an angel investor and a Director for high technology companies. Mr. Gibson is Chairman of the Board of Radisys, Corporation (NASDAQ: RSYS), and serves on the Boards of TriQuint Semiconductor, Inc. (NASDAQ: TQNT), Northwest Natural Company (NYSE: NWN) and Electroglas, Inc. (NASDAQ: EGLS). Additionally, Mr. Gibson serves as Vice Chair of the Board of Oregon Health and Science University’s Governing Board and on the Boards of Oregon Health and Science University Foundation and the Oregon Community Foundation. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois.

FRANK GILL has served as a Director of Pixelworks since December 1998. From 1975 to 1998, Mr. Gill was employed at Intel Corporation in a variety of sales, marketing, product development and manufacturing positions. In 1988, he served as Senior Vice President in charge of worldwide sales and marketing operations and became General Manager of the Intel Systems Group in 1990 and the Internet and Communications Group in 1995. Mr. Gill retired from Intel in 1998 as Executive Vice President. Mr. Gill serves as Director of Tektronix, Inc. (NYSE: TEK)

and Logitech International S.A. (NASDAQ: LOGI). Mr. Gill holds a B.S.E.E. degree from the University of California at Davis.

BRUCE WALICEK is standing for election to the Board of Directors of Pixelworks for the first time in 2005. Since 2003, Mr. Walicek has been employed by Worldview Technology Partners, a leading venture capital firm focused on building leading U.S. technology companies. From 1996 to 2003, Mr. Walicek was employed by Deutsche Bank Alex Brown. As part of their Global Investment Banking Group, he led their Semiconductor Investment Banking effort and was involved in raising over $3 billion for companies ranging from venture backed startups to large multinational firms. Prior to Mr. Walicek’s investment banking experience, he was a Senior Equity Research Analyst covering the Semiconductor and EDA industries. Before entering the financial services industry in the mid 1990s, Mr. Walicek held a number of management positions over a 16 year career in the semiconductor industry at firms such as Texas Instruments, VLSI Technology and Cirrus Logic. Mr. Walicek holds a B.S. in Mathematics with highest honors from Texas State University and an M.B.A. in finance from Santa Clara University. Since 2003, Mr. Walicek has served as a Corporate Business Development consultant to Pixelworks.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

APPROVAL OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN TO PROHIBIT
REPRICING OF OPTIONS WITHOUT SHAREHOLDER APPROVAL
(Proposal No. 2)

The Board has proposed that the Pixelworks 1997 Stock Incentive Plan (the “1997 Plan”) be amended to prohibit repricing of options without shareholder approval.

Many commentators on matters of corporate governance believe that repricing of options in the event of a decline in share price dilutes the goal of aligning management and shareholder interests. The Company has never repriced options and has no intention of doing so in the future without shareholder consent. The Board of Directors has determined that Section 4(b) (xviii) of the 1997 Plan should be amended to explicitly prohibit option repricing without shareholder approval. The proposed amendment to Section 4(b) (xviii) of the 1997 Plan is as follows:

(b)  Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(xviii) to reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted, provided, however, that the Administrator may not reduce the exercise price of any outstanding Option without shareholder approval;

A summary of the provisions of the 1997 Stock Incentive Plan is set forth under the heading “Approval of Amendment to 1997 Plan to Increase the Number of Shares Subject to the Plan (Proposal No. 3) Summary of the 1997 Plan” below.

Shareholder Vote Required

Approval of the amendment to the 1997 Plan to prohibit repricing of options without shareholder approval requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND
SECTION 4(B) (xviii) OF THE 1997 PLAN.

APPROVAL OF AMENDMENT TO
1997 STOCK INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE PLAN
(Proposal No. 3)

Upon adoption of the 1997 Plan by our Board of Directors and our shareholders, 9,226,744 shares of our common stock were initially reserved for issuance. As a result of our stock split in March 2000, the number of shares of our common stock subject to the 1997 Plan was automatically adjusted to 13,840,116. The number of shares reserved for issuance has since been increased three times; in 2002 by 1,500,000 shares, in 2003 by 1,500,000 shares and in 2004 by 1,500,000 to bring the total shares currently reserved for issuance under the plan to 18,340,116. Each of these increases was approved by shareholders.

The purposes of the 1997 Plan are to provide employees an incentive to join and remain with us and our subsidiaries, to promote employee morale and to encourage employee ownership of our common stock. As of March 31, 2005, 2,688,915 shares remained available under the 1997 Plan. On April 13, 2005, the Board of Directors approved an increase of the number of shares of common stock subject to issuance under the 1997 Plan by 2,000,000 to 20,340,116. This increase is subject to shareholder approval.

The Board of Directors believes that it is in the Company’s best interests to continue the 1997 Plan and recommends that the shareholders approve an amendment to the 1997 Plan to increase the cumulative aggregate number of shares of common stock issuable under the 1997 Plan from a maximum of 18,340,116 to 20,340,116, an increase of 2,000,000.

As of April 11, 2005, no options to purchase common stock had been granted, and no shares had been issued, on the basis of the proposed amendment to the 1997 Plan. If the amendment is approved by the shareholders, the increase in the number of shares authorized for issuance under the 1997 Plan would become effective on May 24, 2005.

Interest of Certain Persons in Matter to be Acted Upon

Our officers are eligible to participate in the 1997 Plan and have a substantial direct interest in the approval of the amendment to the 1997 Plan.

Summary of the 1997 Plan

A summary of the principal provisions of the 1997 Plan is set forth below and is qualified in its entirety by reference to the 1997 Plan. A copy of the 1997 Plan is available from our Corporate Secretary upon written request.

Eligibility

All of our employees and consultants are eligible to participate in the 1997 Plan. As of March 31, 2005, we had 377 full-time employees.

Under the 1997 Plan we can grant both Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and stock options that do not qualify for incentive treatment under the Code (Nonqualified Stock Options). The 1997 Plan also allows us to sell shares of common stock to our employees and consultants. As of March 31, 2005, there are 2,688,915 options available for grant under the 1997 Plan and upon the approval of the amendment to the 1997 Plan there will be an additional 2,000,000 options available for grant under the 1997 Plan.

Administration

The 1997 Plan is required to be administered by the Board of Directors or a committee appointed by the Board of Directors. The 1997 Plan is currently administered by the Compensation Committee of the Board of Directors, which is composed of members that are “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). All questions of interpretation or application of the 1997 Plan are determined in the sole discretion of the Board of Directors or the Compensation Committee, whose decisions are final, conclusive and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the 1997 Plan.

Subject to the provisions of the 1997 Plan, the Compensation Committee has the authority to construe and interpret the 1997 Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 1997 Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 1997 Plan, the Compensation Committee also selects from among the eligible persons those individuals who will receive options, whether an optionee will receive Incentive Stock Options or Nonqualified Stock Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

Shares Subject to the 1997 Plan

The cumulative aggregate number of shares of our common stock to be issued under the 1997 Plan will not exceed 18,340,116, subject to adjustment as described below. Any shares that were subject to an option that expired or became unexercisable without having been exercised in full remain eligible for issuance under the 1997 Plan.

Exercise or Purchase Price

The exercise price of each Incentive Stock Option granted under the 1997 Plan will be determined by the Compensation Committee, but will be not less than 100% of the Fair Market Value (as defined in the 1997 Plan) of our common stock on the date of grant (or 110% of Fair Market Value in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of our capital stock of the Company). The exercise price of each Nonqualified Stock Option or the sale price of shares will be determined by the Compensation Committee, but will be not less than 100% of the Fair Market Value (as defined in the 1997 Plan) of our common stock on the date of grant. Whether an option granted under the 1997 Plan is intended to be an Incentive Stock Option or a Nonqualified Stock Option will be determined by the Compensation Committee at the time the Compensation Committee acts to grant the option and will be set forth in the related stock option agreement.

Fair Market Value for purposes of the 1997 Plan means the closing price of a share of common stock on the principal exchange on which shares of common stock are then trading, if any, on the last market trading day prior to the grant date. If there is no listing or trading of common stock either on a national exchange or over-the-counter, the price will be determined by the Compensation Committee in its discretion. On April 11, 2005, the Fair Market Value was $7.94 per share based on the closing bid price of the common stock as reported on NASDAQ.

In the discretion of the Compensation Committee, the exercise price of any option granted under the 1997 Plan and the sale price of any shares sold under the 1997 Plan will be payable in full in cash, by check or by the optionee’s promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise. In the discretion of the Compensation Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for our common stock or other property deemed appropriate by the Compensation Committee. So-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board also will be permitted in the discretion of the Compensation Committee.

Irrespective of the manner of payment of the exercise price of an option or the purchase price for shares, the delivery of shares pursuant to the exercise or purchase will be conditioned upon payment by the optionee or purchaser of amounts sufficient to enable us to pay all applicable federal, state and local withholding taxes.

The Compensation Committee may at any time offer to buy out an option previously granted for a payment in cash or shares of our common stock. Any such buy out will be on terms and subject to conditions established by the Compensation Committee.

Exercise Period

Each stock option agreement issued by the Compensation Committee will state the date on which the option subject to such agreement expires and becomes unexercisable. In no event will an Incentive Stock Option granted under the 1997 Plan be exercisable more than ten years from the grant date. A stock option agreement may also set forth the length of the option exercise period following a termination of employment. An option will remain exercisable for twelve months following the date of an optionee’s death or disability; provided, however, that in no event will any option granted under the 1997 Plan be exercisable after the expiration date of such option set forth in the applicable stock option agreement.

Transferability of Option

An option granted under the 1997 Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution and will be exercisable during the optionee’s lifetime only by the optionee or by his or her guardian or legal representative. More particularly, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process.

Conditions to Issuance of Stock Certificates; Legends

In order to enforce any restrictions imposed upon common stock issued upon exercise of any option granted under or any shares sold pursuant to the 1997 Plan, the Compensation Committee may cause a legend or legends to be placed on any share certificates representing such common stock.

Adjustments Upon Changes in Capitalization, Merger and Consolidation

If our outstanding shares of common stock are changed into or exchanged for cash or a different number or kind of shares or securities of Pixelworks or of another corporation through reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment will be made by the Compensation Committee in the number and kind of shares as to which options may be granted, as well as in the price per share of the common stock covered by each outstanding option. In the event we sell all or substantially all of our assets or merge with or into another company, the Compensation Committee may (a) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (b) upon 30 days’ written notice, shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the notice is given). No fractional shares of common stock will be issued on account of any of the foregoing adjustments.

If we are dissolved or liquidated, each outstanding option will terminate immediately prior to the consummation of the dissolution or liquidation unless the Compensation Committee, in its sole discretion, declares that all options terminate as of a fixed date and accelerates the vesting schedule of all outstanding options.

Amendment and Termination

The Board may at any time suspend, amend or terminate the 1997 Plan and may, with the consent of an optionee, make such modifications to the terms and conditions of such optionee’s option as it deems advisable; provided, however, that the company must obtain shareholder approval of any amendment to the extent necessary to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code or with rules promulgated by NASDAQ, and to the extent Proposal No. 2, as described above, is approved by our shareholders, shareholder approval will be required for repricing a stock option. The amendment, suspension or termination of the 1997 Plan will not, however, without the consent of the optionee to be affected, alter or impair any rights or obligations under any option.

Privileges of Stock Ownership

A participant in the 1997 Plan will not be entitled to the privilege of stock ownership as to any shares of common stock unless and until they are actually issued to the participant.

Termination

Unless earlier terminated by the Board of Directors or the Compensation Committee, the 1997 Plan will terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board. The termination of the 1997 Plan will not affect the validity of any stock option agreement outstanding at the date of such termination.

Federal Income Tax Treatment

Under the Internal Revenue Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

Optionees who receive Nonqualified Stock Options will be subject to taxation upon exercise of such options on the spread between the Fair Market Value of the common stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. Nonqualified Stock Options do not give rise to a tax preference item subject to the alternative minimum tax.

Shareholder Vote Required

Approval of the amendment to the 1997 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND
THE 1997 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT
TO THE PLAN.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 4)

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accountants, as the auditors of the Company for the year ending December 31, 2005. Ratification of the selection of KPMG LLP is not required by law. However, as a matter of good corporate practice, our shareholders are being asked to approve this appointment. The affirmative vote of the holders of a majority of the votes cast at the 2005 Annual Meeting will be required to approve this appointment.

In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

KPMG LLP has audited the Company’s financial statements since 1997. Representatives of KPMG LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make a statement but will have the opportunity to make a statement if they wish.

The Audit Committee pre-approves any engagement under which our independent registered public accounting firm provides audit or non-audit services to the Company. The authority to pre-approve services may be delegated to one designated member of the Audit Committee. If a designated member does pre-approve services, the approval is reported to the full committee at its next regularly scheduled meeting. During fiscal years 2004 and 2003, the Audit Committee pre-approved 100% of the audit and non-audit services provided by KPMG LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2005 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each Director, executive officer (and, for a specified period, certain former Directors and executive officers) and each holder of more than ten percent of a class of our equity securities is required to report to the SEC his pertinent position or relationship, as well as transactions in such securities, by certain specified dates. We believe that during 2004, all Section 16(a) filing requirements applicable to our executive officers and Directors have been complied with, except that William D. Yavorsky filed a Form 3 and a Form 4 late.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2006 Proxy Statement. Any such proposal must be received by the Company not later than December 16, 2005. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an Annual Meeting. In the event we provide notice or public disclosure of the date of the Annual Meeting less than 60 days prior to the date of the Annual Meeting, shareholders may submit a proposal or nomination not later than the 10th day following the day on which we gave notice of the Annual Meeting date.

A shareholders’ submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

ADDITIONAL INFORMATION

A copy of the Company’s 2004 Annual Report accompanies this Proxy Statement. Our 2004 Annual Report includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2004. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2004. Written requests should be mailed to the Secretary, 8100 SW Nyberg Road, Tualatin, Oregon 97062.

BY ORDER OF THE BOARD OF DIRECTORS

Allen H. Alley
Chairman of the Board, President and
Chief Executive Officer

Tualatin, Oregon
April 11, 2005

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PIXELWORKS SHAREHOLDERS VOTE FOR THE PROPOSALS BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Proposal 1. Election of Directors:			Proposal 2.	Amendment to Pixelworks’ Inc. 1997 Stock Incentive Plan to prohibit repricing of options without shareholder approval.	FOR ☐	AGAINST ☐	ABSTAIN ☐

01 Allen H. Alley 03 C. Scott Gibson 05 Bruce Walicek	02 Mark Christensen 04 Frank Gill		Proposal 3.	Amendment to the Pixelworks, Inc. 1997 Stock Incentive Plan to increase the number of shares available for grant under the Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR ALL ☐	WITHHOLD FOR ALL ☐	EXCEPTIONS ☐	Proposal 4.	Ratification of the appointment of KPMG LLP as Pixelworks independent registered public accounting firm for the current fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and strike a line through the nominee’s name above.)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

Please sign and date as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. Joint owners should each sign. The undersigned hereby acknowledges receipt of Pixelworks’ Proxy Statement and hereby revokes any proxy or proxies previously given. The undersigned acknowledges receipt from Pixelworks, prior to the execution of this proxy, of the Company’s Proxy Statement for the 2005 Annual Meeting and the 2004 Annual Report to Shareholders.

Signature	Signature	Date

▲  FOLD AND DETACH HERE  ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/pxlw Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PIXELWORKS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 24, 2005 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Allen H. Alley and Jeffrey B. Bouchard, proxy with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pixelworks, Inc. on May 24, 2005 and any adjournments thereof, with all powers that the undersigned would possess if personally present.

     Whether or not you expect to attend the annual meeting, please vote your shares. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Pixelworks, Inc. account online.

Access your Pixelworks, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Pixelworks, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

NOTICE TO EXCHANGEABLE SHAREHOLDERS

     Our records show that you own exchangeable shares (“Exchangeable Shares”) in the capital of Jaldi Semiconductor Corporation (“Jaldi”), a Canadian company. The Exchangeable Shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of common stock of Pixelworks, Inc. (“Pixelworks” or “the Company”), the U.S. parent of Jaldi. These rights include the right to attend and vote at meetings of the common shareholders of Pixelworks. The Company will be holding an annual meeting (the “Annual Meeting”) of its common shareholders on May 24, 2005 to:

1.	Elect five directors to serve for the following year or until their successors are elected;

2.	Amend Pixelworks' 1997 Stock Incentive Plan to prohibit repricing of options without shareholder approval;

3.	Amend Pixelworks' 1997 Stock Incentive Plan to increase the number of shares available for grant under the plan;

4.	Ratify the appointment of KPMG LLP as Pixelworks' independent registered public accounting firm for the current fiscal year; and

5.	Transact any other business that properly comes before the meeting.

     At such Annual Meeting you will have voting rights, as described below, equal to the number of Exchangeable Shares you hold. You are permitted to instruct CIBC Mellon Trust Company, the Trustee under the Voting and Exchange Trust Agreement, as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting of Pixelworks. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you, or a person designated by you, a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed voting instruction card to the Trustee by 2:00p.m., Eastern Daylight Time on May 20, 2005. Whether or not you plan to attend, please sign, date and return the voting instruction card in the envelope provided in order to ensure that your Exchangeable Shares are represented at the Annual Meeting.

     You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction card. No notice of revocation or later-dated voting instruction card however, will be effective unless received by the Trustee prior to 2:00p.m., Eastern Daylight Time on May 20, 2005.

Information Relating to Pixelworks

     Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of Pixelworks and you, as a holder of Exchangeable Shares, are entitled to receive dividends from Pixelworks payable at the same time as, and equivalent to on a per-share basis, any dividends paid by Pixelworks to holders of its common stock. As a result of the economic and voting equivalency between the Exchangeable Shares and shares of common stock of Pixelworks, you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to Pixelworks not Jaldi. Accordingly, it is information relating to Pixelworks that is relevant to you. Enclosed in this package are Pixelworks’ Proxy Statement and Annual Report, which we urge you to read carefully.

Tualatin, Oregon
April 11, 2005

VOTING INSTRUCTION CARD

DIRECTION GIVEN BY REGISTERED HOLDERS OF EXCHANGEABLE SHARES OF
JALDI SEMICONDUCTOR CORPORATION FOR THE MAY 24, 2005 ANNUAL MEETING
OF SHAREHOLDERS OF PIXELWORKS, INC.

     The undersigned, having read the Notice of Annual Meeting of Shareholders regarding the annual meeting (the “Annual Meeting”) of common shareholders of Pixelworks, Inc. (“the Company”) to be held at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon on May 24, 2005 at 2:00 p.m., Pacific Time, the Proxy Statement dated April 11, 2005, and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct CIBC Mellon Trust Company (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of September 6, 2002, among Jaldi Semiconductor Corporation of Canada (“Jaldi”), the Company, Pixelworks Nova Scotia Company and the Trustee, as follows:

(PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR PROPOSALS 1, 2, 3 AND 4 BELOW AND IN ITS DISCRETION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.)

(PLEASE SELECT ONE OF A, B OR C)

☐	A.

Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

     (PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A.)

Proposal 1.	Election of Directors:

	☐ FOR ALL	☐ WITHHOLD FOR ALL	☐ EXCEPTIONS

(To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and strike a line through the nominee’s name below.)

Allen H. Alley
Mark Christensen
C. Scott Gibson
Frank Gill
Bruce Walicek

Proposal 2.	Amendment to Pixelworks, Inc. 1997 Stock Incentive Plan to prohibit repricing of options without shareholder approval.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3.	Amendment to the Pixelworks, Inc. 1997 Stock Incentive Plan to increase the number of shares available for grant under the plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4.	Ratification of the appointment of KPMG LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(IF YOU HAVE SELECTED ALTERNATIVE A, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

☐	B.

          Deliver a proxy card to the undersigned at the Annual Meeting with respect to all Exchangeable Shares of Jaldi held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERANTIVE B, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

☐	C.

          Deliver a proxy card to _____________________________ to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of Jaldi held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat, including the power to exercise the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE C, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

Executed on the	day of	, 2005

Signature:

Print Name:

NOTES:

(1)	A shareholder has the right to appoint a person to represent him/her at the Annual Meeting by inserting in the space provided in Alternative C the name of the person the shareholder wishes to appoint. Such person need not be a shareholder.

(2)	To be valid, this Voting Instruction Card must be signed and deposited with CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit 6, Toronto, Ontario, M5A 4K9 in the enclosed return envelope or by fax to (416) 368-2502 prior to 2:00 p.m., Eastern Time, on May 20, 2005 or, if the Annual Meeting is adjourned, 48 hours (excluding Sundays and holidays) before any adjourned Annual Meeting.

(3)	If the shareholder is an individual, please sign exactly as your Exchangeable Shares are registered.

If the shareholder is a corporation, this voting instruction card must be executed by a duly authorized officer or attorney of the shareholder, and, if the corporation has a corporate seal, its corporate seal should be affixed.

If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This voting instruction card must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this voting instruction card.

(4)	If a share is held by two or more persons, each should sign this Voting Instruction Card.

(5)	If this Voting Instruction Card is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.